Exhibit 99.1

News Release
COMPELLENT REPORTS 13TH CONSECUTIVE QUARTER
OF REVENUE GROWTH
Revenue Increase of 60 Percent as Efficiency and Cost Saving Features
Drive End-User Demand
EDEN PRAIRIE, Minn., Feb. 11, 2009 — Compellent Technologies, Inc. (NYSE Arca: CML) today announced strong financial results for its fourth quarter ended December 31, 2008. Compellent’s fourth quarter performance reflects the continued demand for the company’s innovative approach which allows end user customers to store data more efficiently and maximize their IT budget dollars. Highlights include:
•	Revenue of $27.0 million represented the 13th consecutive quarterly increase. Revenue grew 60 percent from the fourth quarter of 2007 and 10 percent sequentially from the third quarter of 2008.

•	GAAP earnings were $1.3 million, or $0.04 per share. Adjusting for the non-cash expense of stock compensation, non-GAAP quarterly profit was $2.0 million, or $0.06 per share.

•	End users totaled 1,278 at December 31, 2008 compared with 740 at year-end 2007.

•	Cash and investments totaled $100.3 million at December 31, 2008, exceeding $100.0 million for the first time.
“There is a flight to efficiency in the storage market. Companies cannot quit storing data, but they can limit the storage spend through our innovative technologies. Customers are responding to this message,” said Phil Soran, President and CEO of Compellent. “As the requirements for data storage continue to grow, our easy-to-use, energy-and manpower-efficient offering has demonstrated that we can effectively reduce costs by providing superior data storage solutions. The result for Compellent has been consistent growth in revenue, profitability and cash generation.”
Additional financial highlights include:
•	GAAP net income was $1.3 million in the fourth quarter of 2008, compared with a GAAP net loss of ($1.8) million in the fourth quarter of 2007 and GAAP net income of $464,000 in the third quarter of 2008. Adjusting for the non-cash expense of stock compensation expense, non-GAAP net income for the fourth quarter of 2008 totaled $2.0 million compared to a non-GAAP net loss of ($1.5) million in the fourth quarter of 2007.

•	Operating profit was $698,000 in the fourth quarter of 2008, compared with an operating loss of ($2.8) million in the fourth quarter of 2007 and an operating loss of ($168,000) in the third quarter of 2008.

•	For the full year ended December 31, 2008, revenue totaled $90.9 million, up 78 percent compared with the full year 2007. GAAP net loss for the full year 2008 was ($416,000), or $(0.01) per share, compared with a GAAP net loss of ($7.8) million, or $(0.77) per share, for the comparable year in 2007. Adjusting for the non-cash expense of stock compensation expense, non-GAAP net income for 2008 totaled $1.8 million compared to a non-GAAP net loss of ($7.1) million 2007.

•	Gross margin was 54.9 percent in the fourth quarter of 2008, an increase of 3.5 percentage points from 51.4 percent in the fourth quarter of 2007.
“We entered the first quarter of 2009 with strong momentum, and while we are cautious about the current economic environment, we are optimistic that demand for cost-effective storage will remain a priority for IT managers in the upcoming year. In addition, our business model with channel-assisted sales and virtual manufacturing provides significant financial and operational advantages in the current environment,” concluded Mr. Soran.
Conference Call
The company has scheduled a conference call to discuss its fourth quarter results and current business developments today, February 11, at 4:30 pm ET. To access the call, dial 800-218-8862 domestically or 303-262-2130 internationally. The call will also be webcast live at http://www.compellent.com/investors. An audio replay will be available for seven days following the call at 800-405-2236 for U.S. callers or 303-590-3000 for those calling outside the U.S. The password required to access the replay is 11125663#. An archived webcast will also be available at http://www.compellent.com/investors until the company’s conference call to discuss its first quarter 2009 financial results.
Non-GAAP Measure
To supplement the company’s Statements of Operations presented in accordance with GAAP, the company uses a non-GAAP measure of net income (loss). In order for investors to be better able to compare the company’s current results with those of previous periods, the company has shown a reconciliation of the GAAP to non-GAAP financial measure. This reconciliation adjusts the related GAAP financial measure to exclude stock-based compensation. The company believes the presentation of this non-GAAP financial measure enhances the user’s overall understanding of the company’s historical financial performance. The presentation of non-GAAP net income (loss) is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP financial measure may be different from non-GAAP financial measures used by other companies.
About Compellent
Compellent is a leading provider of enterprise-class network storage solutions that are highly scalable, feature-rich and designed to be easy to use and cost effective. Compellent Technologies’ principal offices are located in Eden Prairie, MN. For more information, please visit: http://www.compellent.com.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specifically, statements concerning the anticipated demand for the company’s storage solution, the growing base of end users, the company’s ability to lower storage costs and reduce energy consumption for end users, the company’s momentum and growth and the advantages of the company’s business model are forward-looking statements within the meaning of the safe harbor. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, time frames or achievements to be materially different from those expressed or implied by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties, including unfavorable economic and market conditions, lessening demand in the information technology market, slower than expected growth of the small-to-medium sized enterprise storage market or adoption of the company’s storage solution; the impact of technological developments and competition; the company’s reliance on third-parties to sell their storage solution; pricing and availability of suppliers’ products; general industry trends; the company’s capital and operating requirements to grow its business and changes in industry standards and interfaces, which may cause actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect Compellent’s business and its financial results are detailed in its filings with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended September 30, 2008. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and, except as required by law, Compellent disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
Contact Information:
Investor Contacts:
Jack Judd
Compellent Technologies
952-294-3316
jjudd@compellent.com
Doug Sherk/Jenifer Kirtland
EVC Group
415-896-6820
jkirtland@evcgroup.com
Media Contact:
Liem Nguyen
Compellent Technologies
952-294-2851
lnguyen@compellent.com

COMPELLENT TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	For the Three Months		For the Year
	Ended December 31,		Ended December 31,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Revenue
Product	$21,001	$14,022	$72,417	$42,831
Product support and services	5,960	2,834	18,479	8,368

Total revenue	26,961	16,856	90,896	51,199

Cost of revenue
Cost of product	10,233	7,005	34,949	21,554
Cost of product support and services	1,933	1,191	7,011	4,423

Total cost of revenue	12,166	8,196	41,960	25,977

Gross profit	14,795	8,660	48,936	25,222

Operating expenses
Sales and marketing	10,011	8,106	35,834	23,520
Research and development	2,949	2,035	10,060	7,632
General and administrative	1,137	1,269	6,224	3,324

Total operating expenses	14,097	11,410	52,118	34,476

Income (loss) from operations	698	(2,750)	(3,182)	(9,254)

Interest income	641	968	2,766	1,425

Net income (loss)	$1,339	$(1,782)	$(416)	$(7,829)

Net income (loss) per weighted average share, basic	$0.04	$(0.06)	$(0.01)	$(0.77)

Weighted average shares, basic	30,581	27,773	30,471	10,219

Net income (loss) per weighted average share, diluted	$0.04	$(0.06)	$(0.01)	$(0.77)

Weighted average shares, diluted	32,319	27,773	30,471	10,219

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2008	2007
	(unaudited)
Assets
Current assets
Cash and short-term investments	$81,135	$93,732
Accounts receivable, net	19,167	13,311
Inventories	3,564	2,538
Prepaid expenses and other current assets	1,592	1,046

Total current assets	105,458	110,627

Long-term investments	19,153	—
Property and equipment, net	3,446	2,749

Total assets	$128,057	$113,376

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,885	$3,216
Accrued liabilities	6,314	4,222
Deferred revenue, current	15,128	7,934

Total current liabilities	24,327	15,372

Deferred revenue, non-current	5,464	2,588

Stockholders’ equity	98,266	95,416

Total liabilities and stockholders’ equity	$128,057	$113,376

COMPELLENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Year
	Ended December 31,
	2008	2007
	(unaudited)
Operating activities
Net loss	$(416)	$(7,829)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	1,591	1,208
Stock-based compensation expense	2,166	642
Issuance of common stock for services provided	—	40
Changes in operating assets and liabilities	4,508	2,463

Net cash provided by (used in) operating activities	7,849	(3,476)

Investing activities
Purchases of property and equipment	(2,288)	(2,898)
Purchases of investments, net	(36,819)	(11,092)

Net cash used in investing activities	(39,107)	(13,990)

Net cash provided by financing activities	865	84,742

Net increase (decrease) in cash and cash equivalents	(30,393)	67,276

Cash and cash equivalents, beginning of period	82,382	15,106

Cash and cash equivalents, end of period	$51,989	$82,382

COMPELLENT TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURE
(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
		(unaudited)
Net income (loss), as reported (GAAP basis)	$1,339	$(1,782)	$(416)	$(7,829)

Stock-based compensation expense included as part of:
Cost of product	66	39	207	91
Sales and marketing	291	140	979	430
Research and development	120	58	421	154
General and administrative	151	20	559	87

Total stock-based compensation expense	628	257	2,166	762

Net income (loss), adjusted for stock-based compensation expense (non-GAAP)	$1,967	$(1,525)	$1,750	$(7,067)

Net income (loss), adjusted for stock-based compensation expense (non-GAAP), per weighted average share, diluted	$0.06	$(0.05)	$0.06	$(0.69)

Weighted average shares, diluted, as reported (GAAP basis)	32,319	27,773	30,471	10,219